                                                                     EXHIBIT 4.3

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


June 15, 1999                      WARRANT                        150,000 Shares
                   To Purchase Shares of Series B Preferred
                      Stock of Internet Extra Corporation

     THIS CERTIFIES that, for value received Retail Ventures International, Inc. is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from Internet Extra Corporation, a California corporation (the "Company"), that number of fully paid and nonassessable shares of the Company's Series B Preferred Stock at the purchase price per share as set forth in Section 1 below ("Exercise Price"). The number of shares and Exercise Price are subject to adjustment as provided in Section 10 hereof.

     1.   Number of Shares; Exercise Price; Term.
          --------------------------------------

          (a) Subject to adjustments as provided herein, this Warrant is exercisable for One Hundred Fifty Thousand (150,000) shares (the "Shares") of the Company's Series B Preferred Stock at a purchase price of Two Dollars (U.S.) ($2.00) per share, provided, that from and after a Qualified IPO (defined in the Company's Amended and Restated Articles of Incorporation) or other automatic conversion pursuant to Section A.3(b) of Article IV of the Company's Amended and Restated Articles of Incorporation, upon the exercise of all or part of this Warrant, in lieu of the issuance of each share of Series B Preferred Stock otherwise issuable upon such exercise, the Company shall issue a number of shares of Common Stock equal to the Series B Conversion Price divided by the Series B Conversion Value (as defined in the Company's Amended and Restated Articles of Incorporation) in effect immediately prior to such Qualified IPO or other automatic conversion with respect to the Series B Preferred Stock (treating for purposes of this calculation the automatic conversion of the Series B Preferred Stock into shares of Common Stock pursuant to Section A.3(b) of Article IV of such Amended and Restated Articles of Incorporation as not having occurred upon such Qualified IPO or other automatic conversion).

          (b) Subject to the terms and conditions set forth herein, this Warrant shall be exercisable during the term commencing on the date hereof and ending on the third anniversary of the date hereof and shall be void thereafter.

     2.   Title to Warrant. This Warrant and all rights hereunder may be
          ----------------
transferred, in whole or in part, by the Warrant holder to any affiliate of the Holder at any time without the written consent of the

Company, but may not be transferred to any third party without the prior written consent of the Company, which will not be unreasonably withheld. Transfers shall occur at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

     3.   Exercise of Warrant. The purchase rights represented by this Warrant
          -------------------
are exercisable by the registered holder hereof, in whole or in part, at any time, or from time to time, during the term hereof as described in Section l above, by the surrender of this Warrant and the Notice of Exercise in the form annexed hereto (including its market standoff provision) duly completed and executed on behalf of the holder hereof, at the office of the Company in San Francisco, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), upon payment in cash or check acceptable to the Company of the purchase price of the shares thereby purchased whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares so purchased and, if this Warrant is exercised in part, a new Warrant for the unexercised portion of this Warrant. The Company agrees that, upon exercise of this Warrant in accordance with the terms hereof, the shares so purchased shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

     Certificates for shares purchased hereunder and, on partial exercise of this Warrant, a new Warrant for the unexercised portion of this Warrant shall be delivered to the holder hereof as promptly as practicable after the date on which this Warrant shall have been exercised.

     The Company covenants that all shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

     4.   No Fractional Shares or Scrip. No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the holder) or (ii) a whole share if the holder tenders the Exercise Price for one whole share.

     5.   Charges, Taxes and Expenses. Issuance of certificates for shares upon
          ---------------------------
the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant (with the prior written consent of the Company, which will not be unreasonably withheld); provided, however, that in the event certificates for shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by an assignment document in form and substance satisfactory to the Company duly executed by the holder hereof and the Notice of Exercise duly completed and executed and stating in whose name and certificates are to be issued; and provided further, that such assignment shall be subject to applicable laws and regulations. Upon any transfer involved in the issuance or delivery of any certificates for shares of the Company's securities, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     6.   No Rights as Shareholders. This Warrant does not entitle the holder
          -------------------------
hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

     7.   Exchange and Registry of Warrant. The Company shall maintain a
          --------------------------------
registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     8.   Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the
          -------------------------------------------------
Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

     9.   Saturdays, Sundays, Holidays, etc. If the last or appointed day for
          ---------------------------------
the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

     10.  Miscellaneous.
          -------------

          (a)  Governing Law. This Warrant shall be binding upon any successors
               -------------
or assigns of the Company. This Warrant shall constitute a contract under the laws of California and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles of such state.

          (b)  Restrictions. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
               ------------
SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

          (c)  Attorney's Fees. In any litigation, arbitration or court
               ---------------
proceeding between the Company and the holder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

          (d)  Amendments. This Warrant may be amended and the observance of any
               ----------
term of this Warrant may be waived only with the written consent of the Company and the holders hereof.

          (e)  Notice. Any notice required or permitted hereunder shall be
               ------
deemed effectively given upon personal delivery to the party to be notified, upon confirmation of the receipt of a facsimile transmission, or upon deposit with the United States Post Office, by certified mail, postage prepaid and addressed to the party to be notified at the address indicated below for the Company, or at the address for a holder set forth in the registry maintained by the Company pursuant to Section 7, such party, or at such other address as such other party may designate by ten-day advance written notice.

     IN WITNESS WHEREOF, Internet Extra Corporation has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  June __, 1999

                                  INTERNET EXTRA CORPORATION

                                  By: /s/ Gregory R. Raifman
                                      ----------------------
                                      Gregory R. Raifman
                                      Chairman and Chief Executive Officer

                                  Address:  131 Steuart Street
                                            San Francisco, California 94105-1230
                                            Telephone: (415)808-1900
                                            Fax: (415)808-1901


Acknowledged and Agreed:

RETAIL VENTURES INTERNATIONAL, INC.

By: /s/ Oliver Kwon
    ---------------
    Name:  Oliver Kwon
    Title: President

Address: 937 Crenshaw Blvd.
         Los Angeles, CA 90019
         Telephone: 323/937-2085

                              NOTICE OF EXERCISE
                              ------------------


To:  Internet Extra Corporation

     1. The undersigned hereby elects to purchase _______ shares of Series B Preferred Stock ("Stock") of Internet Extra Corporation (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

     2. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

     3. The undersigned hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, the undersigned shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     4. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     5. The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

          (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

          (b)  Any legend required by applicable state law.

     6. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:

          ______________________________
          [Name]

     7. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:


          ______________________________
          [Name]


          ______________________________          ______________________________
          [Date]                                  [Signature]

                              NOTICE OF TRANSFER
                              ------------------


(To transfer or assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to:

_________________________________________________________________
[Name of Transferee or Assignee]

_________________________________________________________________
[Address of Transferee or Assignee]

_________________________________________________________________

Dated: __________________________________________________________

Holder's Signature: _____________________________________________

Holder's Address: _______________________________________________

_________________________________________________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Notice of Transfer must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                      -7-